Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 25.0% INCREASE IN QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, July 21, 2005…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended June 30, 2005 increased 25.0% to $.40 from $.32 for the corresponding prior year period. For the six months ended June 30, 2005 diluted earnings per share increased 19.4% to $.80, from $.67 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended June 30, 2005—to be paid on August 12, 2005, to shareholders of record on July 29, 2005.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “Our strong second quarter earnings continues the momentum of the last two quarters and is reflective of our efforts to grow core deposits and expand our loan production platform. Strong deposit growth continued for the fifth consecutive quarter as deposits increased $59.0 million, an 18.2% annualized rate. Additionally, loans receivable increased $66.4 million, a 17.6% annualized rate.”

Mr. Garbarino continued “I am also pleased to announce our thirty-fourth consecutive quarterly cash dividend reflecting an attractive 3.3% yield on our common stock.”

Results of Operations

Net interest income for the three and six months ended June 30, 2005 increased to $14.9 million and $30.1 million, respectively, as compared to $13.5 million and $27.3 million, respectively, in the same prior year periods, reflecting a higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.28% and 3.33%, respectively, for the three and six months ended June 30, 2005 from 3.14% and 3.25%, respectively, in the same prior year periods. The yield on interest-earning assets increased to 5.45% for both the three and six months ended June 30, 2005, as compared to 5.16% and 5.26%, respectively, for the same prior year periods. The cost of interest-bearing liabilities increased to 2.40% and 2.32%, respectively, for the three and six months ended June 30, 2005, as compared to 2.22% in the same prior year periods. Average interest-earning assets increased by $104.8 million and $127.2 million, respectively, for the three and six months ended June 30, 2005, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $140.3 million, or 9.7% for the three months ended June 30, 2005, as compared to the same prior year period. For the six months ended June 30, 2005 average loans receivable increased $131.0 million or 9.1%, as compared to the same prior year period. The loan growth was funded by interest-bearing deposits which grew $156.9 million, or 14.8% for the three months ended June 30, 2005, as compared to the same prior year period. For the six months ended June 30, 2005 average interest-bearing deposits increased $147.8 million, or 14.0%, as compared to the same prior year period.

Other income increased to $5.9 million and $11.8 million for the three and six months ended June 30, 2005, respectively, from $4.5 million and $9.2 million, respectively, in the same prior year periods. For the three and six months ended June 30, 2005, the Company recorded gains of $3.2 million and $6.5 million, respectively, on the sale of loans, as compared to gains of $2.0 million and $4.4 million, respectively, in the same prior year periods. Loans sold for the three and six month periods ended June 30, 2005 increased to $165.5 million and $326.3 million, respectively, from $100.1 million and $189.4 million, respectively, in the same prior year periods. In the third quarter of 2004, the Company expanded its loan production platform through the acquisition of a consumer direct lending operation by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. Fees and service charges increased $304,000, or 14.6% and $550,000, or 13.7%, for the three and six months ended June 30, 2005, respectively, as compared to the same prior year periods primarily related to increases in investment services and trust fees.

Operating expenses amounted to $13.2 million and $26.5 million, respectively, for the three and six months ended June 30, 2005, as compared to $11.7 million and $23.1 million, respectively, for the corresponding prior year periods. The increases were partly due to the costs related to the third quarter 2004 acquisition of a consumer direct lending operation.

Financial Condition

Loans receivable net, increased by $100.6 million, or 13.7% on an annualized basis, at June 30, 2005 as compared to December 31, 2004. Deposits increased to $1,357.2 million at June 30, 2005 from $1,270.5 million at December 31, 2004, a 13.6% annualized rate of growth. Core deposits (all deposits except time deposits) grew $61.6 million, 15.5% on an annualized basis.

Stockholders’ equity decreased by $2.7 million to $135.3 million at June 30, 2005, as compared to $138.0 million at December 31, 2004. For the six months ended June 30, 2005, 504,013 common shares were repurchased at a total cost of $11.6 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 246,042 shares remain to be purchased as of June 30, 2005. The cost of share repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $2.3 million at June 30, 2005 as compared to $3.8 million at December 31, 2004. For the six months ended June 30, 2005 the Company realized net loan charge-offs of $425,000, an annualized charge-off ratio of 5 basis points of average loans.

Director Resignation

The Company also announced today the resignation from the Board of Directors of James G. Kiley. Mr. Kiley resigned for health-related reasons. Mr. Garbarino said, “Although Jim’s tenure on the OceanFirst Board was brief, we will miss the opportunity to work with him, and wish him well as we continue to keep him in our thoughts and prayers.”

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 22, 2005 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #159573, from one hour after the end of the call until midnight on Friday, July 29, 2005.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.0 billion in assets and eighteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2005	December 31, 2004	June 30, 2004
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$45,832	$74,021	$48,809
Investment securities available for sale	85,412	83,960	83,906
Federal Home Loan Bank of New York stock, at cost	19,500	21,250	23,760
Mortgage-backed securities available for sale	105,687	124,478	145,225
Loans receivable, net	1,573,554	1,472,907	1,423,250
Mortgage loans held for sale	71,985	63,961	58,948
Interest and dividends receivable	6,860	6,033	6,234
Real estate owned, net	288	288	—
Premises and equipment, net	15,795	16,037	16,186
Servicing asset	9,356	8,790	7,792
Bank Owned Life Insurance	35,525	34,990	34,593
Intangible Assets	1,324	1,376	1,428
Other assets	6,646	6,184	7,215

Total assets	$1,977,764	$1,914,275	$1,857,346

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,357,161	$1,270,535	$1,187,663
Securities sold under agreements to repurchase with retail customers	64,158	45,072	41,169
Securities sold under agreements to repurchase with the Federal Home Loan Bank	69,000	106,000	114,000
Federal Home Loan Bank advances	321,000	312,000	361,200
Advances by borrowers for taxes and insurance	8,760	6,289	6,944
Other liabilities	22,399	36,423	10,882

Total liabilities	1,842,478	1,776,319	1,721,858

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,742,633, 13,024,204 and 13,244,214 shares outstanding at June 30, 2005, December 31, 2004 and June 30, 2004, respectively	272	272	272
Additional paid-in capital	195,915	193,723	192,161
Retained earnings	160,866	157,575	153,250
Accumulated other comprehensive loss	(1,011)	(667)	(2,464)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(8,061)	(8,652)	(9,281)
Treasury stock, 14,434,739, 14,153,168 and 13,933,158 shares at June 30, 2005, December 31, 2004 and June 30, 2004, respectively	(212,695)	(204,295)	(198,450)

Total stockholders’ equity	135,286	137,956	135,488

Total liabilities and stockholders’ equity	$1,977,764	$1,914,275	$1,857,346

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Interest income:
Loans	$22,757	$20,405	$44,530	$40,593
Mortgage-backed securities	967	1,194	2,061	2,050
Investment securities and other	1,136	546	2,591	1,532

Total interest income	24,860	22,145	49,182	44,175

Interest expense:
Deposits	5,326	3,490	10,018	6,976
Borrowed funds	4,605	5,147	9,058	9,931

Total interest expense	9,931	8,637	19,076	16,907

Net interest income	14,929	13,508	30,106	27,268

Provision for loan losses	200	50	250	100

Net interest income after provision for loan losses	14,729	13,458	29,856	27,168

Other income:
Loan servicing income	60	83	101	145
Fees and service charges	2,388	2,084	4,570	4,020
Net gain on sales of loans and securities available for sale	3,204	2,028	6,544	4,359
Net loss from other real estate operations	—	(3)	(1)	—
Income from Bank Owned Life Insurance	262	315	535	645
Other	4	6	42	13

Total other income	5,918	4,513	11,791	9,182

Operating expenses:
Compensation and employee benefits	7,484	6,494	15,013	13,183
Occupancy	1,106	919	2,175	1,793
Equipment	641	540	1,275	1,084
Marketing	764	442	1,463	645
Federal deposit insurance	128	120	253	240
Data processing	773	735	1,556	1,470
General and administrative	2,261	2,428	4,791	4,694

Total operating expenses	13,157	11,678	26,526	23,109

Income before provision for income taxes	7,490	6,293	15,121	13,241
Provision for income taxes	2,615	2,272	5,300	4,741

Net income	$4,875	$4,021	$9,821	$8,500

Basic earnings per share	$0.41	$0.33	$0.83	$0.70

Diluted earnings per share	$0.40	$0.32	$0.80	$0.67

Average basic shares outstanding	11,818	12,158	11,892	12,161

Average diluted shares outstanding	12,194	12,656	12,315	12,716

Cash earnings (1)	$5,610	$4,784	$11,305	$10,116

Diluted cash earnings per share	$0.46	$0.38	$0.92	$0.80

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2005	At December 31, 2004	At June 30, 2004
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.84%	7.21%	7.29%
Common shares outstanding (in thousands)	12,743	13,024	13,244
Stockholders’ equity per common share	$10.62	$10.59	$10.23
Tangible stockholders’ equity per common share	10.51	10.49	10.12

ASSET QUALITY

Allowance for loan losses	$10,514	$10,688	$10,951
Nonperforming loans	2,052	3,488	3,565
Nonperforming assets	2,340	3,776	3,565
Allowance for loan losses as a percent of total loans receivable	0.63%	0.69%	0.73%
Allowance for loan losses as a percent of
nonperforming loans	512.38	306.42	307.18
Nonperforming loans as a percent of
total loans receivable	0.12	0.23	0.24
Nonperforming assets as a percent of total assets	0.12	0.20	0.19

	For the three months ended June 30		For the six months ended June 30
	2005	2004	2005	2004
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	1.01%	.89%	1.03%	.96%
Return on average stockholders’ equity	14.49	11.85	14.50	12.63
Interest rate spread	3.05	2.94	3.13	3.04
Interest rate margin	3.28	3.14	3.33	3.25
Operating expenses to average assets	2.74	2.57	2.78	2.60
Efficiency ratio	63.11	64.80	63.31	63.40

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months endedJune 30		For the six months ended June 30
	2005	2004	2005	2004
Net income	$4,875	$4,021	$9,821	$8,500
Add: Employee stock plans amortization expense	849	856	1,670	1,802
Amortization of intangible assets	26	26	52	52
Less: Tax benefit (1)	(140)	(119)	(253)	(238)

Cash earnings	$5,610	$4,784	$11,290	$10,116

Basic cash earnings per share	$0.47	$0.39	$0.95	$0.83

Diluted cash earnings per share	$0.46	$0.38	$0.92	$0.80

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2005	At December 31, 2004
Real estate:
One- to four-family	$1,183,007	$1,126,585
Commercial real estate, multi- family and land	270,643	243,299
Construction	15,554	19,189
Consumer	124,536	99,279
Commercial	64,207	61,290

Total loans	1,657,947	1,549,642

Loans in process	(5,882)	(5,970)
Deferred origination costs, net	3,991	3,888
Unearned discount	(3)	(4)
Allowance for loan losses	(10,514)	(10,688)

Total loans, net	1,645,539	1,536,868

Less: mortgage loans held for sale	71,985	63,961

Loans receivable, net	$1,573,554	$1,472,907

Mortgage loans serviced for others	$870,221	$805,375
Loan pipeline	344,835	250,657

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Loan originations	$372,754	$260,016	$647,179	$429,253
Loans sold	165,537	100,147	326,308	189,399
Net charge-offs (recovery)	422	—	425	(49)

DEPOSITS

Type of Account	At June 30, 2005	At December 31, 2004
Non-interest bearing	$125,928	$106,492
Interest-bearing checking	332,233	297,919
Money market deposit	138,503	142,893
Savings	262,306	250,032
Time deposits	498,191	473,199

	$1,357,161	$1,270,535

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED JUNE 30,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$13,234	$98	2.96%	$10,781	$28	1.04%
Investment securities (1)	86,883	803	3.70	85,477	437	2.04
FHLB stock	19,802	235	4.75	23,659	81	1.37
Mortgage-backed securities (1)	112,397	967	3.44	147,860	1,194	3.23
Loans receivable, net (2)	1,590,601	22,757	5.72	1,450,303	20,405	5.63

Total interest-earning assets	1,822,917	24,860	5.45	1,718,080	22,145	5.16

Non-interest earning assets	100,779			96,984

Total assets	$1,923,696			$1,815,064

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$726,798	1,757	0.97	$668,862	959	0.57
Time deposits	487,151	3,569	2.93	388,212	2,531	2.61

Total	1,213,949	5,326	1.75	1,057,074	3,490	1.32
Borrowed funds	443,728	4,605	4.15	500,461	5,147	4.11

Total interest-bearing liabilities	1,657,677	9,931	2.40	1,557,535	8,637	2.22

Non-interest-bearing deposits	120,869			111,841
Non-interest bearing liabilities	10,585			9,940

Total liabilities	1,789,131			1,679,316
Stockholders’ equity	134,565			135,748

Total liabilities and stockholders’ equity	$1,923,696			$1,815,064

Net interest income		$14,929			$13,508

Net interest rate spread (3)			3.05%			2.94%

Net interest margin (4)			3.28%			3.14%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$14,358	$194	2.70%	$9,957	$50	1.00%
Investment securities (1)	86,422	1,995	4.62	85,519	1,327	3.10
FHLB stock	20,086	402	4.00	22,186	155	1.40
Mortgage-backed securities (1)	116,747	2,061	3.53	123,739	2,050	3.31
Loans receivable, net (2)	1,568,749	44,530	5.68	1,437,748	40,593	5.65

Total interest-earning assets	1,806,362	49,182	5.45	1,679,149	44,175	5.26

Non-interest earning assets	101,430			95,499

Total assets	$1,907,792			$1,774,648

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$725,381	3,334	0.92	$667,169	1,892	0.57
Time deposits	474,649	6,684	2.82	385,066	5,084	2.64

Total	1,200,030	10,018	1.67	1,052,235	6,976	1.33
Borrowed funds	443,222	9,058	4.09	472,969	9,931	4.20

Total interest-bearing liabilities	1,643,252	19,076	2.32	1,525,204	16,907	2.22

Non-interest-bearing deposits	114,995			102,659
Non-interest bearing liabilities	14,052			12,211

Total liabilities	1,772,299			1,640,074
Stockholders’ equity	135,493			134,574

Total liabilities and stockholders’ equity	$1,907,792			$1,774,648

Net interest income		$30,106			$27,268

Net interest rate spread (3)			3.13%			3.04%

Net interest margin (4)			3.33%			3.25%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.